Exhibit 99.1
Investor Relations Contact:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Second Quarter Fiscal 2011 Financial Results
CommVault Reports Record Quarterly Revenues of $75.2 Million
Second Quarter Fiscal 2011 Results Include:

GAAP Results:
Revenues	$75.2 million
Income from Operations (EBIT)	$9.2 million
EBIT Margin	12.3%
Diluted Earnings Per Share	$0.12

Non-GAAP Results:
Income from Operations (EBIT)	$12.9 million
EBIT Margin	17.1%
Diluted Earnings Per Share	$0.19
OCEANPORT, N.J. — November 2, 2010 — CommVault [NASDAQ: CVLT] today announced its financial results for the second quarter ended September 30, 2010.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We achieved a solid second quarter which was highlighted by record quarterly revenues and a 560 basis point sequential improvement in Non-GAAP operating margins. Our sequential total revenue growth of 13% and sequential software revenue growth of 26% was driven by significantly more enterprise deals and excellent results from our European operations. The outlook for our business continues to be strong and we are really excited about our recently announced introduction of Simpana 9. We believe that Simpana 9 will enable companies to deploy for the first time truly modern data management that bridges the physical storage world and the rapidly emerging virtual one. We are still confident that we have the opportunity to deliver double-digit revenue and earnings growth for fiscal 2011.”

Total revenues for the second quarter of fiscal 2011 were $75.2 million, an increase of 13% over the second quarter of fiscal 2010 and an increase of 13% over the prior quarter. Software revenue in the second quarter of fiscal 2011 was $35.8 million, increases of 7% year-over-year and 26% sequentially. Services revenue in the second quarter of fiscal 2011 was $39.5 million, increases of 19% year-over-year and 4% sequentially.
Income from operations (EBIT) was $9.2 million for the second quarter of fiscal 2011 compared to $6.5 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 14% in the second quarter of fiscal 2011 to $12.9 million compared to $11.3 million in the second quarter of the prior year.
For the second quarter of fiscal 2011, CommVault reported net income of $5.4 million, an increase of $0.7 million compared to the same period of the prior year. Non-GAAP net income in the second quarter of fiscal 2011 was $8.6 million, or $0.19 per diluted share, compared to $7.8 million, or $0.17 per diluted share, in the same period of the prior year.
Operating cash flow totaled $7.5 million for the second quarter of fiscal 2011 compared to $10.6 million in the second quarter of fiscal 2010. Total cash and short-term investments were $178.8 million as of September 30, 2010 compared to $174.6 million as of March 31, 2010.
During the second quarter of fiscal 2011, CommVault repurchased $18.6 million of common stock (933,000 shares) under its share repurchase program. As of November 2, 2010, CommVault has repurchased in total $71.7 million of common stock (4.4 million shares) out of the $120.0 million in total that is authorized under its share repurchase program. As a result, CommVault may repurchase the remaining $48.3 million of its common stock under the repurchase program through March 31, 2012.
Certain executive officers, Directors and employees of CommVault currently hold approximately 268,000 in-the-money stock options that will expire in the next 12 months. CommVault expects that all of these stock options will be exercised prior to their expiration.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	On October 6, 2010, CommVault finalized a master distribution agreement with Hitachi Computer Peripherals Co., Ltd. (HCP), a wholly owned subsidiary of Hitachi, Ltd. to market and sell CommVault® Simpana® software and support services to enterprise customers and resellers in Japan.

•	On October 5, 2010, CommVault announced the debut of its next generation release of its CommVault® Simpana® software. CommVault believes that Simpana 9 breaks new ground by enabling companies to deploy for the first time truly modern data management that bridges the physical storage world and the rapidly emerging virtual one.

•	On September 14, 2010, CommVault announced that it has partnered with Mezeo Software™ to provide enterprises and service providers with secure, reliable and cost-effective cloud-based data management solutions by seamlessly integrating CommVault’s cloud-optimized Simpana® software with the Mezeo Cloud Storage Platform.

•	On September 13, 2010, CommVault announced that it continues to reinforce its strong Dell OEM partnership with the introduction of the Dell™ PowerVault™ DL Backup to Disk Appliance, powered by CommVault® with Simpana® 8.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.
There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 34% in fiscal 2011 and 32% in fiscal 2010.
CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the second quarter of fiscal 2011 was 42% and the GAAP tax rate for the second quarter of fiscal 2010 was 28%. On an annual basis, the GAAP tax rate over the past four fiscal years was 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years was 10% for fiscal 2010 and 13% for both fiscal 2009 and fiscal 2008. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate for fiscal 2011 and fiscal 2012. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to a non-GAAP tax rate of 32% in fiscal 2010 and anticipates that it will measure itself to non-GAAP tax rates of 34% in fiscal 2011 and 36% in fiscal 2012. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the gradual increase in the cash tax rate as it approaches the GAAP tax rate over the next two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.
Conference Call Information
CommVault will host a conference call today, November 2, 2010, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 800-901-5248 (domestic) or 617-786-4512 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.
About CommVault
A singular vision — a belief in a better way to address current and future data and information management needs — guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software modules were designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Backup, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, Farline, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, SnapProtect, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Software	$35,758	$33,516	$64,053	$62,621
Services	39,468	33,134	77,473	64,275

Total revenues	75,226	66,650	141,526	126,896

Cost of revenues:
Software	602	848	1,158	1,589
Services	8,915	8,127	17,879	15,736

Total cost of revenues	9,517	8,975	19,037	17,325

Gross margin	65,709	57,675	122,489	109,571

Operating expenses:
Sales and marketing	38,559	34,578	74,385	64,960
Research and development	8,615	8,181	17,255	15,800
General and administrative	8,392	7,503	16,141	14,439
Depreciation and amortization	913	885	1,808	1,778

Income from operations	9,230	6,528	12,900	12,594

Interest expense	(26)	(23)	(53)	(46)
Interest income	154	89	273	202

Income before income taxes	9,358	6,594	13,120	12,750
Income tax expense	(3,939)	(1,876)	(4,203)	(5,597)

Net income	$5,419	$4,718	$8,917	$7,153

Net income per common share:
Basic	$0.13	$0.11	$0.21	$0.17

Diluted	$0.12	$0.11	$0.19	$0.16

Weighted average common shares outstanding:
Basic	42,911	41,869	43,039	41,758

Diluted	45,701	44,695	45,928	44,216

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2010	2010

Assets
Current assets:
Cash and cash equivalents	$172,858	$169,518
Short-term investments	5,943	5,043
Trade accounts receivable, net	52,282	58,049
Prepaid expenses and other current assets	6,989	4,612
Deferred tax assets	16,438	16,693

Total current assets	254,510	253,915

Deferred tax assets	24,020	24,485
Property and equipment, net	6,581	6,356
Other assets	1,681	1,259

Total assets	$286,792	$286,015

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,013	$1,891
Accrued liabilities	24,012	25,727
Deferred revenue	87,265	83,112

Total current liabilities	113,290	110,730

Deferred revenue, less current portion	10,414	9,140
Other liabilities	7,165	7,845

Total stockholders’ equity	155,923	158,300

Total liabilities and stockholders’ equity	$286,792	$286,015

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	September 30,
	2010	2009

Cash flows from operating activities
Net income	$8,917	$7,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,867	1,834
Noncash stock-based compensation	6,960	7,890
Excess tax benefits from stock-based compensation	(2,972)	(959)
Deferred income taxes	(1,426)	2,359

Changes in operating assets and liabilities:
Trade accounts receivable	6,016	(1,085)
Prepaid expenses and other current assets	(2,316)	(1,945)
Other assets	(379)	216
Accounts payable	128	36
Accrued liabilities	2,994	1,794
Deferred revenue	4,448	5,849
Other liabilities	(786)	396

Net cash provided by operating activities	23,451	23,538

Cash flows from investing activities
Purchase of short term investments	(2,751)	—
Proceeds from maturity of short-term investments	1,851	—
Purchase of property and equipment	(1,801)	(1,780)

Net cash used in investing activities	(2,701)	(1,780)

Cash flows from financing activities
Repurchase of common stock	(31,506)	—
Proceeds from the exercise of stock options	9,845	2,557
Excess tax benefits from stock-based compensation	2,972	959

Net cash provided by (used in) financing activities	(18,689)	3,516

Effects of exchange rate — changes in cash	1,279	2,001

Net increase in cash and cash equivalents	3,340	27,275
Cash and cash equivalents at beginning of period	169,518	105,205

Cash and cash equivalents at end of period	$172,858	$132,480

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$9,230	$6,528	$12,900	$12,594
Noncash stock-based compensation (1)	3,375	4,701	6,960	7,890
FICA expense on stock option exercises and vesting on restricted stock awards (2)	289	103	630	177

Non-GAAP income from operations	$12,894	$11,332	$20,490	$20,661

GAAP net income	$5,419	$4,718	$8,917	$7,153
Noncash stock-based compensation (1)	3,375	4,701	6,960	7,890
FICA expense on stock option exercises and vesting on restricted stock awards (2)	289	103	630	177
Non-GAAP provision for income taxes adjustment (3)	(488)	(1,772)	(2,838)	(1,065)

Non-GAAP net income	$8,595	$7,750	$13,669	$14,155

Diluted weighted average shares outstanding	45,701	44,695	45,928	44,216

Non-GAAP diluted net income per share	$0.19	$0.17	$0.30	$0.32

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cost of services revenue	$73	$138	$174	$246
Sales and marketing	1,555	2,168	3,154	3,616
Research and development	351	751	758	1,232
General and administrative	1,396	1,644	2,874	2,796

Stock-based compensation expense	$3,375	$4,701	$6,960	$7,890

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 34% in fiscal 2011 and 32% in fiscal 2010.